HERLEY INDUSTRIES, INC.
                                AND SUBSIDIARIES

                                   Exhibit 11



                        COMPUTATION OF PER SHARE EARNINGS


                                                     Thirteen weeks ended
                                                     --------------------
                                                 January 28,     January 29,
                                                     1996            1995
                                                 -----------     -----------
Net Income (loss)                               $ 1,537,149     $ (481,556)
                                                  =========      =========
Weighted average number of
      common shares outstanding                   3,131,001      3,886,040
                                                  =========      =========
Number of shares outstanding                      2,802,274      3,615,815
                                                  =========      =========
Earnings (loss) per common
   and common equivalent share:

      Net income (loss)                             $ .49          $(.12)
                                                      ===            ===

                                                    Twenty-six weeks ended
                                                    ----------------------
                                                 January 28,     January 29,
                                                     1996            1995
                                                 -----------     -----------
Net Income (loss)                               $ 2,052,980     $ (297,473)
                                                  =========      =========
Weighted average number of
      common shares outstanding                   2,944,782      4,030,864
                                                  =========      =========
Number of shares outstanding                      2,802,274      3,615,815
                                                  =========      =========
Earnings (loss) per common
   and common equivalent share:

      Net income (loss)                             $ .70          $(.07)
                                                      ===            ===

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